FORM 8-KSB

                                  UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2002

                        NOVEX SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       New York                   0-26112                      41-1759882
(State of Jurisdiction)   (Commission File Number)        (IRS Employer ID No.)

16 Cherry Street, Clifton, New Jersey                               07014
(Address of Principal Executive offices)                         (Zip Code)

Registrant's telephone number, including area code 973-777-2307

                                                    Name of each exchange on
      Title of each class                               which registered
Common Stock $.001 par value                    OTC Electronic Bulletin Board

                       DOCUMENTS INCORPORATED BY REFERENCE

Location in Form 8-K                                  Incorporated Document
None                                                  None


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Item 1.     Changes in Control of Registrant.  None

Item 2. Acquisition or Disposition of Assets. Today the company's board of directors voted in favor of conducting a sale of its business assets. The board's decision was based primarily on unsolicited inquiries that were made by strategically positioned companies in the building materials industry to acquire certain assets owned by the company, the company's current financial status and the amount of capital that would need to be raised by the company to further its own business expansion plans. The board believes that the company's past efforts to make three complimentary acquisitions and open new distribution channels would enable a much larger prospective purchaser that is already equipped with a national sales and marketing infrastructure to rapidly expand sales of the company's brands.

            Assuming the sale of the company's business is completed through the sale of the company's assets to one or more buyers the proceeds from the transaction(s) will be allocated to paying down the company's secured debt and then its unsecured debts. If the company should have excess proceeds it will likely retain the proceeds in the company and utilize the cash assets and the company's $8 million net operating loss to negotiate a transaction with a privately held company that would like to become public through a reverse merger transaction. The board believes that the company's four years of comprehensive financial reports that are on file with the Commission, its transparency and lack of contingent liabilities and its net operating loss are valuable factors that could be marketed successfully to enable the company's shareholders to have an ownership interest in a much larger scale company that has the financing and personnel to achieve its business plan. While the board has not yet identified the type or size of company that it would approve a merger with, it will seek to find either an established company that has a successful track record and near-term growth plans that are realistic and achievable, or a small company that has proprietary technology and the capital needed to carry out its business plan.

Item 3.     Bankruptcy or Receivership. None

Item 4.     Changes in Registrant's Certifying Accountant. None.

Item 5.     Other Events. None.

Item 6.     Resignation of Registrant's Directors. None.

Item 7.     Financial Statements and Exhibits.  None.

Item 8.     Change in Fiscal Year.  None.

Item 9.     Sales of Equity Securities Pursuant to Regulation S. None


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

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in capacities and on the dates indicated and is duly authorized.


NOVEX SYSTEMS INTERNATIONAL, INC.


By: /s/ Daniel W. Dowe
   ------------------------------
        Daniel W. Dowe, President



Dated: November 5, 2002


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